Exhibit 99.1

e.l.f. Beauty Announces First Quarter 2017 Results

- Delivers 15% net sales growth over Q1 2016 -

- Reaffirms guidance of 24% to 28% net sales growth for 2017 -

OAKLAND, California; May 10, 2017 — e.l.f. Beauty (NYSE: ELF), today announced results for the three-month period ended March 31, 2017.

“We are pleased to report a strong start to the year as e.l.f. grew net sales by 15%, expanded gross margin nearly 750 basis points, and made progress toward our mission to make luxurious beauty accessible for all,” stated Tarang Amin, Chairman and Chief Executive Officer. “This performance is notable given the significant amount of shipments to customers for shelf resets in Q1 2016.”

Three Months Results Ended March 31, 2017

Net sales increased 15%, or $7.9 million from the first quarter of 2016, to $60.6 million, driven by sales growth across leading national retailers and the Company’s direct business.  Gross margin expanded to 63% from 56% in the first quarter of 2016, primarily as a result of margin accretive innovation, coupled with improvements in freight costs and the benefit of foreign exchange rate movements.

Selling, general and administrative expenses (“SG&A”) increased to 54% of net sales, compared to 44% of net sales in the first quarter of 2016, primarily due to continued investment to support long-term growth. SG&A includes $3.6 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $3.6 million of costs and non-cash expenses, was 49% of net sales, compared to 40% of net sales in the same period in fiscal 2016.

On a GAAP basis, net income was $2.2 million, or $0.04 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to a net loss attributable to common stockholders of $34.1 million, or $(69.57) per share, based on a weighted-average share count of 0.5 million shares in the first quarter of 2016.

Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 40% to $4.4 million, or $0.09 per diluted share, based on a weighted-average share count of 49.5 million shares. This compares to adjusted net income of $3.1 million, or $0.06 per diluted share, based on a pro forma share count of 49.5 million shares in the first quarter of 2016.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $11.7 million compared to Adjusted EBITDA of $11.6 million in the first quarter of 2016.

The effective tax rate was 4.8% compared to 43.4% in the first quarter of 2016. The change in the effective tax rate for the first quarter of 2017 compared to the prior year was primarily driven by the impact of discrete items, such as stock option exercises which generated a tax benefit of $0.8 million in the first quarter of 2017.

Balance Sheet

At March 31, 2017, the Company had $5.4 million in cash, as compared to $14.8 million as of March 31, 2016. Inventory at March 31, 2017, totaled $76.9 million, as compared to $28.4 million on March 31, 2016. The increase over 2016 primarily reflects an increase of inventory in the Company’s fastest moving items. At March 31, 2017, long-term debt totaled $154.2 million, as compared to $136.8 million as of March 31, 2016.

Company Outlook

The Company reaffirmed its outlook for 2017, with expectations for strong revenue growth and expansion in gross margin, as well as the full-year impact of public company expenses and continued investments in people, infrastructure, and brand building:

	Full Year	Full Year
	2017 Outlook	2016 Actual Results
Net Sales	$285 - 295 million	$230 million
Adjusted EBITDA	$61 - 64 million	$54 million
Adjusted Net Income	$21 - 23 million	$18 million
Adjusted Pro Forma Diluted EPS	$0.40 - 0.43	$0.36

First Quarter 2017 Conference Call

The Company will hold a conference call today, May 10, 2017, at 4:30 p.m. ET to discuss the Company’s first quarter 2017 results. Investors and analysts interested in participating in the call are invited to dial (877) 451-6152 approximately ten minutes prior to the start of the call.  The conference call will also be webcast live at http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on May 10, 2017, until 11:59 p.m. ET on May 17, 2017, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13660084.

About e.l.f. Beauty

e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, CVS, Old Navy and other leading retailers.  By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics at an extraordinary value, e.l.f. has become one of the fastest growing cosmetics companies in the United States.

For more information about e.l.f. Beauty, visit the Company’s website at http://www.elfcosmetics.com.

Note Regarding Non-GAAP Financial Measures

This press release includes references to Adjusted SG&A, Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Pro Forma Diluted EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures in the tables at the end of this press release. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements, including management quotes and those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow Net Sales, Gross Margin, Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS as anticipated; the Company’s ability to effectively compete with other cosmetics companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of operations

(unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2016	2017
Net sales	$52,673	$60,574
Cost of sales	23,373	22,346
Gross profit	29,300	38,228
Selling, general, and administrative expenses	23,109	33,005
Operating income	6,191	5,223
Other income (expense), net	3,590	(799)
Interest expense, net	(3,061)	(2,156)
Income before provision for income taxes	6,720	2,268
Provision for income taxes	(2,916)	(108)
Net income	$3,804	$2,160
Comprehensive income	$3,804	$2,160

Weighted average number of shares outstanding - basic:	490,760	44,099,338
Weighted average number of shares outstanding - diluted:	490,760	49,477,874

Net loss per share - basic:	$(69.57)	$0.05
Net loss per share - diluted:	$(69.57)	$0.04

The Company noted that the net loss per share in the first quarter of 2016 was primarily driven by the requirement to accrete its preferred stock to maximum redemption value, prior to its conversion as part of the initial public offering.  This accretion charge was deducted from net income for purposes of calculating GAAP earnings per share, and created a loss attributable to common stockholders in that period.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated balance sheets

(unaudited)

(in thousands, except share and per share data)

	March 31, 2016	December 31, 2016	March 31, 2017
Assets
Current assets:
Cash	$14,809	$15,295	$5,376
Accounts receivable, net	24,068	37,825	29,135
Inventories	28,409	69,397	76,904
Prepaid expenses and other current assets	4,682	2,387	4,084
Total current assets	71,968	124,904	115,499
Property and equipment, net	13,771	17,151	16,277
Intangible assets, net	119,214	113,003	111,144
Goodwill	157,264	157,264	157,264
Other assets	1,957	2,407	1,187
Total assets	$364,174	$414,729	$401,371

Liabilities, convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,058	$8,650	$23,656
Accounts payable	18,427	37,944	19,861
Accrued expenses and other current liabilities	16,538	33,676	16,423
Foreign currency forward contracts	4,846	-	-
Total current liabilities	42,869	80,270	59,940
Long-term debt and capital lease obligations	136,838	156,177	154,186
Deferred tax liabilities	42,108	34,212	34,384
Other long-term liabilities	9,102	3,208	3,213
Total liabilities	230,917	273,867	251,723

Commitments and contingencies

Convertible preferred stock, par value of $0.01 per share; 200,000 shares authorized and 135,041 shares issued and outstanding as of March 31, 2016; liquidation preference of $235,242 as of March 31, 2016	235,242	-

Stockholders' equity:
Common stock, par value of $0.01 per share; 13,800,000 shares authorized as of March 31, 2016; 250,000,000 shares authorized as of December 31, 2016 and March 31, 2017; 3,125,018, 45,276,137 and 45,655,937 shares issued and outstanding as of March 31, 2016, December 31, 2016 and March 31, 2017, respectively	3	438	454
Additional paid-in capital	9,798	700,871	707,480
Employee loan receivable	(10,461)	-	-
Accumulated deficit	(101,325)	(560,447)	(558,286)
Total stockholders' equity	$(101,985)	$140,862	$149,648
Total liabilities, convertible preferred stock and stockholders' equity	$364,174	$414,729	$401,371

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(unaudited)

(in thousands)

	Three months ended March 31,
	2016	2017
Cash flows from operating activities:
Net income	$3,804	$2,160
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of intangible assets	2,068	1,859
Depreciation of property and equipment	912	1,800
Stock-based compensation expense	187	2,404
Amortization of debt issuance costs and discount on debt	264	202
Deferred income taxes	(19)	(35)
Loss on disposal of fixed assets	117	131
Loss/(gain) on foreign currency forward contracts	(5,856)	-
Other, net	24	199
Changes in operating assets and liabilities:
Accounts receivable	(1,617)	8,480
Inventories	2,852	(7,496)
Prepaid expenses and other assets	415	(304)
Accounts payable and accrued expenses	7,355	(31,449)
Other liabilities	792	6
Net cash provided by (used in) operating activities	11,298	(22,043)
Cash flows from investing activities:
Purchase of property and equipment	(1,921)	(676)
Net cash used in investing activities	(1,921)	(676)
Cash flows from financing activities:
Proceeds from revolving line of credit	-	15,000
Repayment of revolving line of credit	(7,700)	-
Repayment of long term debt	(656)	(2,063)
Cash received from issuance of common stock	749	146
Deferred offering costs paid	(965)	(193)
Other, net	-	(90)
Net cash provided by (used in) financing activities	(8,572)	12,800

Net increase (decrease) in cash	805	(9,919)
Cash - beginning of period	14,004	15,295
Cash - end of period	$14,809	$5,376

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted EBITDA

(unaudited)

(in thousands)

	Three months ended March 31,
	2016	2017
Net income	$3,804	$2,160
Interest expense	3,061	2,156
Provision (benefit) for income taxes	2,916	108
Depreciation and amortization	2,980	3,659
EBITDA	$12,761	$8,083
Costs related to "restructuring" of operations (a)	1,182	6
Initial public offering costs (b)	179	-
Stock-based compensation	187	2,404
Management fee (c)	225	-
Pre-opening costs (d)	62	42
Customer expansion costs (e)	350	-
Other non-cash and non-recurring costs (f)	-	1,116
(Gains) / losses on foreign currency contracts (g)	(3,379)	-
Adjusted EBITDA	$11,567	$11,651

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A

(unaudited)

(in thousands)

	Three months ended March 31,
	2016	2017
Selling, general, and administrative expenses	$23,109	$33,005
Costs related to "restructuring" of operations (a)	(1,182)	(6)
Initial public offering costs (b)	(179)	-
Stock-based compensation	(187)	(2,404)
Management fee (c)	(225)	-
Pre-opening costs (d)	(62)	(42)
Other non-cash and non-recurring costs (e)	-	(1,116)
Adjusted selling, general, and administrative expenses	$21,274	$29,437

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP net income to non-GAAP adjusted net income

(unaudited)

(in thousands, except share and per share data)

	Three months ended March 31,
	2016	2017
Net income	$3,804	$2,160
Costs related to "restructuring" of operations (a)	1,182	6
Initial public offering costs (b)	179	-
Stock-based compensation	187	2,404
Management fee (c)	225	-
Pre-opening costs (d)	62	42
Customer expansion costs (e)	350	-
Other non-cash and non-recurring costs (f)	-	1,116
(Gains) / losses on foreign currency contracts (g)	(3,379)	-
Tax Impact (h)	493	(1,376)
Adjusted net income	$3,103	$4,352

Fully-diluted pro forma share count (i)	49,477,874	49,477,874
Adjusted pro forma diluted earnings per share	$0.06	$0.09

(a) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016.

(b) Represents expenses related to preparing for and completing the Company’s initial public offering.

(c) Represents management fees paid to TPG Growth II Management, LLC.

(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(f) Represents costs primarily related to a minority equity investment in a social media analytics company and expenses associated with a secondary offering of common stock.

(g) Represents non-cash (gains) / losses related to the Company’s foreign currency contracts.

(h) Represents the tax impact of the above adjustments.

(i) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2016.

Investor Relations Contact:

ICR, Inc.

Investors:

Allison Malkin

(203) 682-8200

or

Media:

Brittany Rae Fraser

(646) 277-1231

ELF-ER